UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 4, 2012

RELIANCE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-52588	43-1823071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10401 Clayton Road Frontenac, Missouri		63131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(314) 569-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

In an interview with the St. Louis Business Journal that was published on May 4, 2012, management of Reliance Bancshares, Inc. (the “Company”) provided certain information regarding the operations of the Company and its wholly owned Missouri bank subsidiary. The Company is filing this Current Report on Form 8-K to summarize and clarify the information that was provided by management, as follows:

•

The article inaccurately refers to “nonperforming loans” of $105 million as of March 31, 2012, down from $132.8 million three months prior. The $105 million figure actually refers to nonperforming assets for the Missouri bank. Nonperforming assets are inclusive of nonperforming loans, nonperforming investments and other real estate owned. Accordingly, the $105 million in nonperforming assets includes the $27.5 million of other real estate owned referenced elsewhere in the article. Nonperforming loans as of March 31, 2012, were actually $77 million, down from $98 million three months prior.

•	In March and April 2012, the Company had no loans that were reported as 30, 60 or 90 days past due.

•

The Company expects that its Texas ratio will be below 100% during the second quarter of fiscal 2012 due to reductions in the Company’s level of non-performing loans. The Texas ratio is a measurement commonly used in the banking industry to assess balance sheet strength and is calculated as total non-performing assets divided by capital plus loan loss reserves. Banks with a ratio in excess of 100% are considered to be “at risk.” After the quarter ended March 31, 2012, the Missouri bank’s Texas ratio was 109%, and the Company’s consolidated Texas ratio was 107%.

•

As noted in the Company’s earnings release issued on April 27, 2012, the Company reported a first-quarter 2012 profit of $719,000, compared with a loss of $5.2 million in the first quarter of 2011. While this improvement was primarily the result of a gain on the sale of bonds, the Company expects that fiscal 2012 financial results will show a significant improvement over those for fiscal 2011.

•

In April, the Company’s Board of Directors conditionally approved Tom Brouster’s and Gaines Dittrich’s appointments to the Board subject to the approval of the applicable regulatory authorities. Once the Company has received these required approvals, Messrs. Brouster and Dittrich will be appointed to the Board of Directors and join the Company’s management team. The Company intends for Mr. Brouster to serve as Chairman and Mr. Dittrich to serve as Vice Chairman once appointed.

•

The Company anticipates that Messrs. Brouster and Dittrich will likely become significant investors in the Company, which will assist the Company in raising the capital it needs to be in compliance with capital requirements imposed bank regulators.

Forward-looking statements

This Current Report on Form 8-K may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “anticipates,” “expects,” “intends” and similar expressions as they relate to Reliance Bancshares, Inc., its operations or its management are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond our control. These factors, risks and uncertainties are discussed in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated from time to time in our other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2012	RELIANCE BANCSHARES, INC. (Registrant)

	By:	/s/ Allan D. Ivie, IV
Name: Allan D. Ivie, IV
Title: President and Chief Executive Officer